Midas, Inc. and Subsidiaries


MIDAS, INC.
"MDS"
(Delaware)
Midas International Corporation
"MIC"
(Delaware)
SpeeDee Worldwide Corporation
(Delaware)
Cosmic Holdings LLC
(Delaware)
Midas Illinois Inc.
(Illinois)
Midas Realty
Corporation ("MRC")
(Delaware)
Muffler Corporation
of America
(Illinois)
Progressive Automotive Systems, Inc.
(Delaware)
COSSI Holdings, LLC
(Delaware)
SpeeDee Worldwide Realty
Corporation
(Delaware)
Midas Canada Holdings Limited
(Canada)
Midas Properties, Inc.
(New York)
Midas Canada Inc.
(Canada)
Midas Realty Corporation
of Canada Inc.
(Canada)
Progressive Automotive Systems
Canada Inc.
(Ontario)